UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 2006

NATUREWELL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-26108	94-2901715

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West C Street, San Diego, California 92101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (619) 234-0222

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 15, 2006, Naturewell Incorporated ("Naturewell" or the "Company") completed an offering of a one-year promissory note (the "Note") with a face amount of $572,000 to Dutchess Private Equities Fund, L.P. (the "Investor") for gross proceeds of $440,000. The Note bears interest at the rate of 12% per annum.

Payments made by the Company in satisfaction of the Note shall be made from each put from the Equity Line of Credit with the Investor given by the Company to the Investor under that certain Investment Agreement dated as of March 31, 2006. The Company shall make payments to the Investor in an amount equal to the greater of (i) 100% of each put to the Investor from us, or (ii) $47,666 until the face amount is paid in full, minus any fees due. The initial payment will be due on January 14, 2007 and each subsequent payment will be made in part or in whole at the closing of the next subsequent put until the Note is paid in full, with a minimum amount of $47,666 due per month. The Company may prepay, in whole or in part, the face amount of the Note at any time without penalty.

In addition, the Company must make a prepayment to the Investor when the aggregate amount of financing received by the Company is in excess of $1.00 (the "Threshold Amount"). The Company agrees to pay 100% of any proceeds raised by the Company above the Threshold Amount toward the prepayment of the Note and any penalties until the principal amount is paid in full.

In the event that on the maturity date there are any remaining amounts unpaid on the Note, the Investor can exercise its right to increase the face amount by 10% and an additional 2.5% per month, pro rata for partial periods, as liquated damages.

The Company's obligation to repay the principal and accrued interest under the Note, is secured by 50 signed put notices. The Note is further secured by a security interest in the properties, assets and rights named in the Intercreditor Agreement dated as of September 2, 2003 to which the Company is a party.

As an incentive to enter into the Note, the Company has agreed to issue to the Investor issue the lesser of 1) 100,000,000 restricted shares of common stock or 2) twenty-five percent (25%) of the face amount of the Note in shares of common stock at the closing bid price on the day of issuance of the Note.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor and/or qualified institutional buyer, the Investor had access to information about the Company and its investment, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: December 21, 2006	/s/ James R. Arabia James R. Arabia President, Chief Executive Officer and Chairman of the Board